EXHIBIT 8.2

Sheppard, Mullin, Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, California 94111-4109

415.434.9100 main

415.434.3947 fax

March 30, 2020

Histogen Inc.

10655 Sorrento Valley Rd., Ste 200

San Diego, CA 92121

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020 (the “Merger Agreement”), by and among Conatus Pharmaceuticals Inc., a Delaware corporation (“Parent”), Chinook Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent, and Histogen Inc., a Delaware corporation (the “Company”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”). Capitalized terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

Parent has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 initially filed on February 7, 2020, as amended through the date hereof (the “Registration Statement”), which includes a Proxy Statement / Prospectus / Information Statement, in connection with the registration under the Securities Act of 1933, as amended, of shares of its common stock to be issued in the Merger.

We have acted as counsel to the Company in connection with the Merger. As such, and for purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review of any factual statements therein ) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

1.    The Merger Agreement;

2.    The Proxy Statement / Prospectus / Information Statement included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 7, 2020, as amended through the date hereof, in connection with the Merger;

3.    Those certain tax representation letters of even date herewith delivered to us by Parent (the “Parent Tax Representation Letter”) and by the Company (the “Company Tax Representation Letter”, and, together with the Parent Tax Representation Letter, the “Tax Representation Letters”); and

Histogen Inc.

March 30, 2020

4.    Such other instruments and documents related to the information, organization and operation of Parent and the Company and to the consummation of the Merger, and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

(a)    Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(b)    All representations, warranties and statements made or agreed to by the Company and Parent and their management employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

(c)    All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

(d)    The Merger will be consummated in accordance with the Merger Agreement without any waiver or breach of any material provision thereof (except for waivers not affecting the structure of the Merger or the consideration to be paid in connection therewith), and the Merger will be effective under applicable state law;

(e)     The stockholders of the Company shall not have exercised their appraisal rights with respect to Company Capital Stock representing in the aggregate more than twenty percent (20%) of the total combined voting power of either (A) all Company Capital Stock entitled to vote, or (B) the total number of shares of all other classes of stock of the Company; and

(f)    Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that for U.S. federal income tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the heading “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, insofar as they relate to matters of United States federal income tax law, constitute accurate summaries of the material United States federal income tax consequences of the Merger.

Histogen Inc.

March 30, 2020

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement, and does not address the federal income tax consequences of any transaction other than the Merger as described in the Merger Agreement. In addition, no opinion is expressed about the federal income tax treatment of the proposed Merger under other provisions of the Code, about the federal income tax treatment of any conditions existing at the time of, or effects resulting from, the proposed Merger that are not specifically covered by the above opinion, nor about any tax effects of the proposed Merger other than its status as a reorganization for federal income tax purposes, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

No opinion is expressed as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, or as to any matter not discussed herein.

This opinion is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The opinion expressed herein is based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. New developments in any such administrative matters, court decisions, legislative changes, or changes in the facts, assumptions or other information upon which our opinion is based may have an adverse effect on the legal or tax consequences described herein, and we do not accept any responsibility for updating or revising our opinion in consequence of any such new development or changes. In addition, our opinion is based upon facts and circumstances as they exist as of the date hereof, and any change in the facts as set forth herein could affect the opinion expressed herein, perhaps adversely. We assume no obligation to update or supplement our opinion to reflect any change in facts or circumstances which may hereafter come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein under the heading “Legal Matters” to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP